Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2020 Results

Full Year Highlights

>	Total Revenues of $1.05 billion, up 47% from a year ago
–	Advisory Revenues of $872 million, up 53%
–	Placement Revenues of $162 million, up 22%
>	GAAP Pretax Income of $248 million and Adjusted Pretax Income of $271 million
>	GAAP Diluted EPS of $4.40 and Adjusted EPS of $4.93

Fourth Quarter Highlights

>	Total Revenues of $322 million, up 29% from a year ago
–	Advisory Revenues of $261 million, up 39%
–	Placement Revenues of $56 million, up 1%
>	GAAP Pretax Income of $95 million and Adjusted Pretax Income of $100 million
>	GAAP Diluted EPS of $1.67 and Adjusted EPS of $1.81

Capital Management and Balance Sheet

>	Repurchased 1.2 million share equivalents during the fourth quarter and 2.9 million share equivalents during 2020
–	Intend to repurchase an additional 680,368 Partnership Units for cash in February 2021
>	$437 million of cash, cash equivalents and short-term investments
>	Board authorizes additional $150 million of repurchases of shares of the Company’s Class A common stock

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We are extremely proud of all that we have accomplished these past five years. Against a backdrop of extraordinarily dislocated conditions, PJT Partners delivered record 2020 results. Our differentiated culture of collaboration coupled with our unique combination of capabilities has enabled us to deliver exceptional performance, and we remain confident in our future growth prospects.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

New York, February 2, 2021: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues of $1.05 billion for the year ended December 31, 2020 compared with $717.6 million for 2019. GAAP Net Income and Adjusted Net Income, If-Converted were $212.4 million and $203.9 million, respectively, for 2020 compared with $63.8 million and $98.5 million, respectively, for 2019. GAAP Diluted EPS and Adjusted EPS were $4.40 and $4.93, respectively, for 2020 compared with $1.21 and $2.41, respectively, for 2019.

Total Revenues for the three months ended December 31, 2020 were $322.0 million compared with $248.7 million for 2019. GAAP Net Income and Adjusted Net Income, If-Converted were $81.4 million and $77.0 million, respectively, for the current quarter compared with $38.0 million and $41.6 million, respectively, for the prior year quarter. GAAP Diluted EPS and Adjusted EPS were $1.67 and $1.81, respectively, for the current quarter compared with $0.69 and $1.02, respectively, for the prior year quarter.

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
	(Dollars in Millions)
Revenues
Advisory	$260.8	$188.2	39%	$872.3	$571.8	53%
Placement	56.2	55.6	1%	162.2	133.2	22%
Interest Income & Other	5.0	4.9	3%	17.8	12.7	40%
Total Revenues	$322.0	$248.7	29%	$1,052.3	$717.6	47%

Year Ended

Total Revenues were $1.05 billion for 2020 compared with $718 million for 2019, an increase of 47%.

Advisory Revenues were $872 million for 2020 compared with $572 million for 2019, an increase of 53%. Advisory Revenues increased due to significant increases in both restructuring revenues and strategic advisory revenues.

Placement Revenues were $162 million for 2020 compared with $133 million for 2019, an increase of 22%. Placement Revenues increased principally due to increased corporate private placement activity and fund placement activity for private equity clients.

Interest Income & Other was $18 million for 2020 compared with $13 million for 2019. The increase in Interest Income & Other was primarily driven by increases in other income, partially offset by a decrease in reimbursable expenses.

Three Months Ended

Total Revenues were $322 million for fourth quarter 2020 compared with $249 million for the prior year quarter, an increase of 29%.

Advisory Revenues were $261 million for the current quarter compared with $188 million for the prior year quarter, an increase of 39%. Growth in Advisory Revenues was driven by a significant increase in restructuring revenues as well as increased strategic advisory revenues.

Placement Revenues were $56 million for the current quarter, roughly flat compared with the prior year quarter.

Interest Income & Other was $5 million for the current quarter, roughly flat compared with the prior year quarter.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020		2019
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$683.4	$668.7	$502.2	$460.3
% of Revenues	64.9%	63.5%	70.0%	64.1%
Non-Compensation	$120.9	$112.6	$133.3	$125.1
% of Revenues	11.5%	10.7%	18.6%	17.4%
Total Expenses	$804.3	$781.4	$635.4	$585.4
% of Revenues	76.4%	74.3%	88.5%	81.6%
Pretax Income	$248.0	$270.9	$82.2	$132.3
% of Revenues	23.6%	25.7%	11.5%	18.4%

	Three Months Ended December 31,
	2020		2019
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$197.7	$194.0	$164.8	$160.1
% of Revenues	61.4%	60.3%	66.3%	64.4%
Non-Compensation	$29.6	$27.6	$34.9	$33.0
% of Revenues	9.2%	8.6%	14.1%	13.3%
Total Expenses	$227.4	$221.6	$199.8	$193.1
% of Revenues	70.6%	68.8%	80.3%	77.7%
Pretax Income	$94.6	$100.4	$48.9	$55.5
% of Revenues	29.4%	31.2%	19.7%	22.3%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $683 million for 2020 compared with $502 million for 2019. Adjusted Compensation and Benefits Expense was $669 million for 2020 compared with $460 million for 2019. The increase in Compensation and Benefits Expense was principally the result of significantly improved operating performance during 2020.

Three Months Ended

GAAP Compensation and Benefits Expense was $198 million for fourth quarter 2020 compared with $165 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $194 million for the current quarter compared with $160 million for the prior year quarter. The increase in Compensation and Benefits Expense was principally the result of significantly improved operating performance during the quarter.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $121 million for 2020 compared with $133 million for 2019. Adjusted Non-Compensation Expense was $113 million for 2020 compared with $125 million for 2019.

GAAP and Adjusted Non-Compensation Expense decreased during 2020 compared with 2019, primarily driven by a decrease in Travel and Related and partially offset by an increase in Occupancy and Related. Travel and Related decreased due to reduced travel and entertainment activity. Occupancy and Related increased due to expansion in certain locations.

Three Months Ended

GAAP Non-Compensation Expense was $30 million for fourth quarter 2020 compared with $35 million for the prior year quarter. Adjusted Non-Compensation Expense was $28 million for the current quarter compared with $33 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense decreased during fourth quarter 2020 compared with the prior year quarter, primarily driven by decreases in Travel and Related and Other Expenses and partially offset by an increase in Professional Fees. Travel and Related decreased due to reduced travel and entertainment activity. Other Expenses decreased due to a variety of factors, including a reduction in bad debt expense. Professional Fees increased primarily due to higher consulting payments relating to the firm’s business activities.

Provision for Taxes

As of December 31, 2020, PJT Partners Inc. owned 59.0% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the year ended December 31, 2020 was 14.3%.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the year ended December 31, 2020 was 24.8% compared with 25.5% for the same period a year ago. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) as well as certain payments to The Blackstone Group Inc. (“Blackstone”) resulting from the October 1, 2015 spin-off.

Capital Management and Balance Sheet

As of December 31, 2020, the Company held cash, cash equivalents and short-term investments of $437.4 million, and had no funded debt.

On February 1, 2021, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $150 million, which is in addition to the previous authorizations, of which $36.4 million is remaining as of December 31, 2020. Under the repurchase program, shares of the Company’s Class A common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

During fourth quarter 2020, the Company repurchased 1.1 million Partnership Units for cash pursuant to the quarterly exchange program, 103,522 shares of Class A common stock pursuant to the share repurchase program, and net share settled 6,165 shares to satisfy employee tax obligations. In aggregate during fourth quarter 2020, the Company repurchased an equivalent of 1.2 million shares at an average price of $67.40 per share. During the year ended December 31, 2020, the total share equivalent repurchases were 2.9 million shares at an average price of $56.94 per share.

The Company intends to repurchase 680,368 Partnership Units for cash on February 9, 2021 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on February 4, 2021.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on March 17, 2021 to Class A common stockholders of record on March 3, 2021.

COVID-19 Update

The vast majority of the Company’s employees continue to work remotely, as they have since mid-March 2020. There have been no material changes to the Company’s internal controls as a result of this working environment. The Company has undertaken steps to allow a limited number of employees to return to certain office locations on a voluntary basis, following safety protocols from health advisors and the respective governmental agencies. The Company is prepared to continue operating in a remote work environment for the foreseeable future, if necessary.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 2, 2021 at 8:30 a.m. ET to discuss its full year and fourth quarter 2020 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 458-4121 (U.S. domestic) or +1 (720) 543-0206 (international), passcode 9176574. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 9176574.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, strategic capital markets, restructuring and special situations, shareholder advisory, and private fund advisory and fundraising services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) the possibility of cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) the possibility of failure of the Company’s computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms during the outbreak of COVID-19 (coronavirus); (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on the Company’s employees and the Company’s ability to provide services to its clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended June 30, 2020, in each case filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects as well as return to provision adjustments. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the October 1, 2015 spin-off.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Advisory	$260,756	$188,194	$872,286	$571,771
Placement	56,211	55,577	162,237	133,180
Interest Income and Other	5,036	4,881	17,777	12,688
Total Revenues	322,003	248,652	1,052,300	717,639
Expenses
Compensation and Benefits	197,743	164,809	683,393	502,165
Occupancy and Related	8,405	8,726	34,282	31,547
Travel and Related	966	6,453	7,345	25,700
Professional Fees	6,937	4,190	23,014	21,779
Communications and Information Services	4,094	3,309	14,669	13,380
Depreciation and Amortization	3,826	3,787	15,055	14,496
Other Expenses	5,403	8,476	26,581	26,382
Total Expenses	227,374	199,750	804,339	635,449
Income Before Provision for Taxes	94,629	48,902	247,961	82,190
Provision for Taxes	13,236	10,859	35,535	18,403
Net Income	81,393	38,043	212,426	63,787
Net Income Attributable to Non-Controlling Interests	35,281	21,233	94,877	34,225
Net Income Attributable to PJT Partners Inc.	$46,112	$16,810	$117,549	$29,562
Net Income Per Share of Class A Common Stock
Basic	$1.87	$0.71	$4.80	$1.23
Diluted	$1.67	$0.69	$4.40	$1.21
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,601,311	23,710,261	24,496,285	24,007,138
Diluted	43,547,220	24,991,277	43,127,166	25,014,569

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP Net Income	$81,393	$38,043	$212,426	$63,787
Less: GAAP Provision for Taxes	13,236	10,859	35,535	18,403
GAAP Pretax Income	94,629	48,902	247,961	82,190

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,705	4,681	14,662	41,886
Amortization of Intangible Assets(2)	1,993	1,928	7,776	7,654
Spin-Off-Related Payable Due to Blackstone(3)	33	24	550	539
Adjusted Pretax Income	100,360	55,535	270,949	132,269
Adjusted Taxes(4)	15,136	9,573	38,788	22,030
Adjusted Net Income	85,224	45,962	232,161	110,239

If-Converted Adjustments
Less: Adjusted Taxes(4)	(15,136)	(9,573)	(38,788)	(22,030)
Add: If-Converted Taxes(5)	23,373	13,937	67,090	33,723
Adjusted Net Income, If-Converted	$76,987	$41,598	$203,859	$98,546

GAAP Net Income Per Share of Class A Common Stock
Basic	$1.87	$0.71	$4.80	$1.23
Diluted	$1.67	$0.69	$4.40	$1.21
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,601,311	23,710,261	24,496,285	24,007,138
Diluted	43,547,220	24,991,277	43,127,166	25,014,569

Adjusted Net Income, If-Converted Per Share	$1.81	$1.02	$4.93	$2.41
Weighted-Average Shares Outstanding, If-Converted	42,490,854	40,808,615	41,365,572	40,967,316

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP Compensation and Benefits Expense	$197,743	$164,809	$683,393	$502,165
Transaction-Related Compensation Expense(1)	(3,705)	(4,681)	(14,662)	(41,886)
Adjusted Compensation and Benefits Expense	$194,038	$160,128	$668,731	$460,279

Non-Compensation Expenses
Occupancy and Related	$8,405	$8,726	$34,282	$31,547
Travel and Related	966	6,453	7,345	25,700
Professional Fees	6,937	4,190	23,014	21,779
Communications and Information Services	4,094	3,309	14,669	13,380
Depreciation and Amortization	3,826	3,787	15,055	14,496
Other Expenses	5,403	8,476	26,581	26,382
GAAP Non-Compensation Expense	29,631	34,941	120,946	133,284
Amortization of Intangible Assets(2)	(1,993)	(1,928)	(7,776)	(7,654)
Spin-Off-Related Payable Due to Blackstone(3)	(33)	(24)	(550)	(539)
Adjusted Non-Compensation Expense	$27,605	$32,989	$112,620	$125,091

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2020 and 2019 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	23,832,155	23,088,660	23,827,264	23,117,559
Vested, Undelivered RSUs	769,156	621,601	669,021	889,579
Basic Shares Outstanding, GAAP	24,601,311	23,710,261	24,496,285	24,007,138
Dilutive Impact of Unvested Common RSUs(6)	2,295,401	1,281,016	1,344,152	1,007,431
Dilutive Impact of Partnership Units(7)	16,650,508	—	17,286,729	—
Diluted Shares Outstanding, GAAP	43,547,220	24,991,277	43,127,166	25,014,569

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	23,832,155	23,088,660	23,827,264	23,117,559
Vested, Undelivered RSUs	769,156	621,601	669,021	889,579
Conversion of Unvested Common RSUs(6)	2,295,401	1,281,016	1,344,152	1,007,431
Conversion of Participating RSUs	5,185	27,208	16,483	40,544
Conversion of Partnership Units	15,588,957	15,790,130	15,508,652	15,912,203
If-Converted Shares Outstanding	42,490,854	40,808,615	41,365,572	40,967,316

	As of December 31,
	2020	2019
Fully-Diluted Shares Outstanding(8)(9)	45,420,101	43,066,139

During the three months ended December 31, 2020, 2.4 million Partnership Units and 0.1 million RSUs were included in the Company’s share count due to the satisfaction of certain market conditions. As of December 31, 2020, 1.2 million Partnership Units and 0.3 million RSUs were excluded from any share count calculations, as these Partnership Units and RSUs are included only if the Company achieves a volume-weighted average share price of $79 over any consecutive 30-day trading period prior to October 1, 2021.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects as well as return to provision adjustments. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the October 1, 2015 spin-off.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)

Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and Partnership Units that achieved certain market conditions.

(8)

Excludes 1.2 million Partnership Units and 0.3 million RSUs as of December 31, 2020 that are included only if the Company achieves a volume-weighted average share price of $79 over any consecutive 30-day trading period prior to October 1, 2021.

(9)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.